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                                                                 EXHIBIT 23(e)

                        [RYDER SCOTT COMPANY LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reserve report dated February 29, 1996, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                                /s/ RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS

                                                    RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS

Houston, Texas
May 2, 1996